Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Announces Pricing of $1.33 Billion of Secured Tower Revenue Securities

Boca Raton, Florida, April 4, 2013

SBA Communications Corporation (NASDAQ: SBAC) (“SBA” or “the Company”) announced today that an indirect subsidiary of SBA has priced an offering of $1.33 billion of Secured Tower Revenue Securities. The offering includes $425 million of series 2013-1C securities which have an anticipated repayment date of April 2018 and a final maturity date of 2043, $575 million of series 2013-2C securities which have an anticipated repayment date of April 2023 and a final maturity date of 2048, and $330 million of series 2013-1D securities which have an anticipated repayment date of April 2018 and a final maturity date of 2043 (collectively, the “Offered Securities”). The Offered Securities will be issued by SBA Tower Trust and will be guaranteed by SBA Guarantor LLC and SBA Holdings LLC.

The Offered Securities will have a blended interest rate of 3.218% and a weighted average life through the anticipated repayment date of 7.2 years. The series 2013-1C securities will have an interest rate of 2.240% per annum, the series 2013-2C securities will have an interest rate of 3.722% per annum, and the series 2013-1D securities will have an interest rate of 3.598% per annum.

Net proceeds from this offering will be used to make a cash distribution to SBA Senior Finance, LLC which will further distribute or contribute such amount to one or more other SBA entities, directly or indirectly, to be used (1) to satisfy any unhedged obligations required to be satisfied in connection with the conversion or maturity of the Company’s outstanding 1.875% Convertible Senior Notes due 2013, currently estimated to be between $625 million and $650 million, (2) to repay the $100 million outstanding balance under the Company’s senior secured revolving credit facility, and (3) to repay certain balances under Term Loans currently outstanding under the Company’s senior credit facility. The offering of the Offered Securities is expected to close on or about April 18, 2013.

The Offered Securities were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional investors that qualify as “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and to certain non-“U.S. persons” in “offshore transactions” as defined in, and in reliance on Regulation S under the Securities Act. The Offered Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not and will not constitute an offer to sell any of the Offered Securities or the solicitation of an offer to buy the Offered Securities, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central and South America. By “Building Better Wireless”, SBA generates revenue from two primary businesses—site leasing and site development services. SBA’s primary focus is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts.

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Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding the offering of the Offered Securities and the intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in SBA’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in SBA’s SEC filings, including SBA’s report on Form 10-K filed with the SEC. SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA, including the risk that the offering of the Offered Securities cannot be successfully completed. SBA undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Corporate Communications

561-226-9431

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